Exhibit 10.7

EXECUTION COPY

AMENDMENT NO. 3 TO

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment No. 3 to Development and Commercialization Agreement (this “Amendment No. 3) is effective as of October 1, 2017 (the “Amendment Effective Date”) and is entered into by and between:

SAMSUNG BIOEPIS CO., LTD., a corporation organized and existing under the laws of the Republic of Korea with a place of business at Cheomdan-daero 107, Yeonsu-gu, Incheon, 21987, Republic of Korea (hereinafter referred to as “Samsung”); and

MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of the State of New Jersey, USA, with a place of business at One Merck Drive, Whitehouse Station, NJ 08889, USA (hereinafter referred to as “Merck”).

Samsung and Merck are hereinafter referred to jointly as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS

(i) On February 18, 2013, Samsung and Merck executed the Development and Commercialization Agreement, as amended on July 21, 2014 and July 11, 2017 (“DCA or Agreement”), for the purpose of, among other things, granting Merck an exclusive license (even as to Samsung) to Commercialize any and all Compounds and Products in the Territory.

(ii) The Parties have agreed to exclude the Republic of Korea from the Territory as of the Amendment Effective Date and to specify the rights and obligations of the Parties with respect to the transition to Samsung of the Commercialization of the Compounds and Products in the Republic of Korea. For clarity, such agreement by Merck shall not be used in support or furtherance of any argument, claim or contention that Merck has breached any of its obligations under the DCA with respect to the Commercialization of Products in Korea.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I. DEFINITIONS

The Parties agree that capitalized terms used but not otherwise defined in this Amendment No. 3 shall have the meanings ascribed thereto in the DCA.

II. AMENDMENT

Section 1.56 is hereby amended to read in its entirety as follows:

“Territory” shall mean the following:

1.56.1

With respect to (i) Bevacizumab/Avastin Biosimilar, (ii) Cetuximab/Erbitux Biosimilar and (iii) Trastuzumab/Herceptin Biosimilar, all of the countries in the world, and their territories and possessions, excluding, however, the Republic of Korea;

1.56.2

With respect to (i) Adalimumab/Humira Biosimilar and (ii) Infliximab/Remicade Biosimilar, all of the countries in the world, and their territories and possessions, excluding, however, the Republic of Korea and the countries, territories and possessions set forth on Schedule 1.56A; provided that the countries, territories and possessions set forth on Schedule 1.56B shall be part of the Territory with respect to Adalimumab/Humira Biosimilar and Infliximab/Remicade Biosimilar commencing on July 1, 2014; and

1.56.3

With respect to Etanercept/Enbrel Biosimilar, all of the countries in the world, and their territories and possessions, excluding, however, the Republic of Korea and the countries, territories and possessions set forth on Schedule 1.56C.

III. MISCELLANEOUS

3.1

In the event a Party is required to file a copy of this Amendment No. 3 with a Regulatory Authority or any other governmental authority or agency, (i) such Party shall redact commercially sensitive information from such copy to the extent permitted under applicable law and (ii) such Party shall provide the other Party with an advance draft of the redacted form of this Amendment No. 3 that the disclosing Party proposes to file, with not less than ten (10) Business Days for review, and shall incorporate the non-disclosing Party’s comments to the extent additional or other redactions requested by the non-disclosing Party are permitted, and may reasonably be afforded confidential treatment, under applicable law and such authority or agency’s then-current practice.

3.2	Sections 11.4, 11.5, 11.6, 11.7, 11.9, and 11.11 through 11.17 of the Agreement shall apply to this Amendment No. 3, mutatis mutandis.

3.3

The Agreement, as amended by this Amendment No. 3, together with the Schedules to the Agreement and any other agreements executed by authorized representatives of the Parties that make reference to the Agreement, contains the entire understanding of the Parties with respect to the Compounds and Products. Any other express or implied agreements, understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter of the Agreement are superseded by the terms of the Agreement as amended by this Amendment No. 3.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the Amendment Date.

MERCK SHARP & DOHME CORP.		SAMSUNG BIOEPIS CO., LTD.

By:	/s/ Joseph B. Promo	By:	/s/ Christopher Hansung Ko
Name: Joseph B. Promo		Name: Christopher Hansung Ko
Title: Assistant Treasurer		Title: Chief Executive Officer

Date: October 6, 2017		Date: October 10, 2017